Exhibit 32

      Written Statement of the Chief Executive Officer
and Chief Financial Officer

Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Teltronics, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EWEN R. CAMERON
Ewen R. Cameron
Chief Executive Officer

/s/ RUSSELL R. LEE III
Russell R. Lee III
Chief Financial Officer

Date: November 14, 2005